Joint Filer Information and Signatures

1.	Name: MDRA GP LP
Address: c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MDRA GP LP
By: Monarch GP LLC, its general partner

	By: /s/ Michael Weinstock	2/19/2016
	Name: Michael A. Weinstock	Date
Title: Member

2.	Name: Monarch GP LLC
Address: c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MONARCH GP LLC

	By: /s/ Michael Weinstock	2/19/2016
	Name: Michael A. Weinstock	Date
Title: Member

3.	Name: Monarch GP Investor LLC
Address: c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, New York 10022

MONARCH GP INVESTOR LLC

	By: /s/ Michael Weinstock	2/19/2016
	Name: Michael A. Weinstock	Date
Title: Executive Committee Member

4.	Name: Monarch Debt Recover Master Fund Ltd
Address: c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town,
Grand Cayman KY1-9008, Cayman Islands

MONARCH DEBT RECOVERY MASTER FUND LTD
By: Monarch Alterative Capital LP, its investment manager

	By: /s/ Michael Weinstock	2/19/2016
	Name: Michael A. Weinstock	Date
Title: Chief Executive Officer